                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                       PLANET POLYMER TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                        PLANET POLYMER TECHNOLOGIES, INC.
                            9985 BUSINESSPARK AVENUE
                           SAN DIEGO, CALIFORNIA 92131

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON MONDAY, MAY 7, 2001


DEAR SHAREHOLDERS:

   Notice is hereby given that the Annual Meeting of Shareholders of Planet Polymer Technologies, Inc., a California corporation (the "Company"), will be held on Monday, May 7, 2001, at 9:00 a.m. local time, at the DoubleTree Hotel located at 14455 Penasquitos Drive, San Diego, California 92129 for the following purpose:

        1. To elect directors to serve for the ensuing year and until their successors are elected;

        2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001; and

        3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on March 13, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                       Sincerely,

                                       /s/ RICHARD C. BERNIER

                                       RICHARD C. BERNIER
                                       Chief Executive Officer & President

San Diego, California
April 4, 2001

-------------------------------------------------------------------------------
 ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
-------------------------------------------------------------------------------

                        PLANET POLYMER TECHNOLOGIES, INC.
                            9985 BUSINESSPARK AVENUE
                           SAN DIEGO, CALIFORNIA 92131

                                -----------------

                                 PROXY STATEMENT

                                -----------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON MONDAY, MAY 7, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

   The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Planet Polymer Technologies, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Monday, May 7, 2001 at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the DoubleTree Hotel located at 14455 Penasquitos Drive, San Diego, California 92129. The Company intends to mail this proxy statement and accompanying proxy card on or about April 4, 2001 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

   The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

   Holders of record of the Company's Common Stock and Series A Preferred Stock (the "Preferred Stock") at the close of business on March 13, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 13, 2001, the Company had outstanding and entitled to vote 8,688,894 shares of Common Stock and 321,500 shares of Preferred Stock.

   Except as provided below, on all matters to be voted upon at the Annual Meeting, each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held, and each holder of record of Preferred Stock on the Record Date will be entitled to one vote for each share of Common Stock issuable upon conversion of such Preferred Stock as of the Record Date. With respect to the election of directors, shareholders may exercise cumulative voting rights, i.e., each shareholder entitled to vote for the election of directors may cast a total number of votes equal to the number of directors to be elected multiplied by the number of such shareholder shares (on an as converted basis), and may cast such total of votes for one or more candidates in such proportions as such shareholder chooses. Unless the proxy holders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant proxy holders' discretionary authority to cumulate votes.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9985 Businesspark Avenue, San Diego, California 92131, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

   The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 2, 2002. The deadline for submitting a shareholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is March 15, 2002. Shareholders are also advised to review the Company's current Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

   There are eight (8) nominees for the eight Board positions presently authorized by the Company's current Bylaws. Each director to be elected will hold office until the next Annual Meeting of Shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Except for Mr. Richard C. Bernier, who was appointed to the Board, all of the nominees listed below are currently directors of the Company and were elected by the shareholders.

   Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

   In any election of directors, the eight (8) candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

NOMINEES

   The names of the nominees and certain information about each person is set forth below:

NAME                             AGE                    PRINCIPAL OCCUPATION
----                             ---                    --------------------
Robert J. Petcavich, Ph.D.       46   Chairman of the Board of Directors and Chief Technical Officer
Richard C. Bernier               54   CEO & President
H. M. Busby (2)                  62   Director
Michael M. Coleman, Ph.D. (1)    63   Professor of Polymer Science
Dennis J. LaHood (1)             55   President of Agway Inc.'s Country Products Group
Thomas A. Landshof (1)           62   Consultant and Investor
Peter J. O'Neill (2)             54   Senior Vice President and Chief Financial Officer of Agway Inc.
Ronald B. Sunderland (2)         64   Business Executive and Attorney

(1)     Member of the Compensation Committee of the Board of Directors.

(2)     Member of the Audit Committee of the Board of Directors.

   Robert J. Petcavich is the founder of the Company and has been Chairman since August 1991. He currently is Chairman of the Board and Chief Technical Officer of the Company. Mr. Petcavich is also Chairman of the Board of A-Life Medical, Inc. In addition, Dr. Petcavich is a Director of Molecular Reflections, Inc. In 1988, Dr. Petcavich founded AlphaScribe Express Inc., an electronic medical records company, where he served as CEO until 1995. Dr. Petcavich is the inventor of nineteen U.S. patents. Dr. Petcavich has a Ph.D. in Polymer Science, a MS degree in Solid State Science, and a BS degree in Chemistry from Pennsylvania State University, and has completed an executive management program
(PMD) at the Harvard University Graduate School of Business.

   Richard C. Bernier is the CEO & President of the Company. From 1999 until he started at Planet Polymer, Mr. Bernier was the Principal at Directional Consulting where he serviced industrial and product driven OE product companies. During the years 1991 to 1998 he was President of Techcon Systems, Inc., a California-based manufacturer of fluid dispensing products and valves and a subsidiary of O K Industries. Earlier, he was Vice President in charge of sales and marketing and then President of Plastimatic, Inc., a New Jersey-based subsidiary of the British industrial conglomerate Glynwed International. His entire career has been spent with organizations involved in engineered industrial products including polymers, plastics, rubber, resins and epoxies including General Electric and Allied Chemical. Mr. Bernier earned his BS in Plastics Technology from the University of Massachusetts, Lowell. Mr. Bernier is named as a nominee for director of the Company for the first time.

   H. M. "Mac" Busby has been a director of the Company since August 1997. He is currently a director of A-Life Medical, Inc., a San Diego based company. He is also Chairman of the Board of Sun-Gard USA, Inc. and Mac's Ventures, Inc., both privately held companies. Mr. Busby earned his B.S. in Business Administration from Indiana University.

   Michael M. Coleman has been a director of the Company since April 1996. He has been a Professor of Polymer Science at Pennsylvania State University since 1982. Dr. Coleman received a Ph.D. and a Master of Science degree in Macromolecular Science from Case Western Reserve University, Cleveland, Ohio, in 1973 and 1971, respectively. He also holds a B.S. degree in Polymer Science from Borough Polytechnic, London.

   Dennis J. LaHood has been a director of the Company since April 1999 when he was nominated to serve as a director pursuant to an understanding between the Company and Agway, Inc., which has been a major shareholder since January 1999. He has been the President of Agway Inc.'s Country Products Group since February 1995. Mr. LaHood joined Agway in 1969 and has held various management positions.

   Thomas A. Landshof has been a director of the Company since March 1998 when he was nominated to serve as a director pursuant to a Securities Purchase Agreement, dated September 19, 1997, between the Company and purchasers of the Company's Preferred Stock, Special Situations Private Equity Fund, L.P. (the "Investor"). Pursuant to that agreement, the Investor may appoint one reasonably acceptable person as a director on the Board of Directors of the Company. Such right will continue so long as the Investor holds at least 200,000 shares of Preferred Stock or at least 10% of the outstanding Common Stock. Mr. Landshof was the President & CEO of Hitox Corporation of America, a publicly held manufacturer of prime pigments and extenders for the plastics, coatings and other markets from 1994 to 1997. Mr. Landshof earned his B.S. in Chemistry from Tufts University. During March 2001, the Investor converted all remaining Preferred Stock to Common Stock. Therefore, Mr. Landshof is seeking reelection as an independent director.

   Peter J. O'Neill has been a director of the company since May 2000 when he was nominated to serve as a director pursuant to an understanding between the Company and Agway, Inc., which has been a major shareholder since January 1999. He has been the Senior Vice President and Chief Financial Officer for Agway Inc. since October 1992. Mr. O'Neill has a degree in accounting from LeMoyne College and is a Certified Public Accountant. He was a partner in the accounting firm of Ernst & Young before joining Agway.

   Ronald B. Sunderland has been a director since May 2000. He is currently Sr. Vice President Business / Legal Affairs of Warner Bros. Domestic Cable Distribution where he has been since 1999. From 1997 to 1999, Mr. Sunderland was the Senior Vice President of Aaron Spelling Television, Inc. During the years 1978 to 1996 he was with the American Broadcasting Company, Inc. where he eventually became Executive Vice-President, Business Affairs and Contracts. Mr. Sunderland received a Bachelor's degree in Political Science from the University of California at Los Angeles and a Juris Doctor from Loyola University School of Law.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

   During 2000, the Board of Directors held ten (10) meetings. The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not currently have a Nominating Committee.

   The Audit Committee is responsible for the engagement of the Company's independent auditors, consulting with independent auditors concerning the audit plan and reviewing the comments and recommendations resulting from the auditor's report. The Audit Committee was composed of three (3) non-employee directors including Messrs. Peter J. O'Neill, H. M. Busby, and Ronald B. Sunderland and met three (3) times during 2000. Mr. Thomas M. Connelly was a member of the Audit Committee until he resigned as a director effective March 23, 2000. (Audit Committee Charter is Annex A.)

   The Audit Committee has reviewed and discussed the audited financial statements with management and it has discussed with the independent auditors the matters required to be discussed by SAS 61. Furthermore, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the independent accountant's independence and based on the review of the financial statements and discussions with management and the auditors, it recommended to the Board of Directors that the audited financial statements be included in the company's 10-KSB for year 2000.

   The Compensation Committee is responsible for reviewing the compensation and benefits of the Company's executive officers, making recommendations to the Board of Directors concerning the compensation and benefits of the Company's executive officers and administering the Company's Stock Incentive Plans. The Compensation Committee is composed of three (3) non-employee directors including Messrs. Thomas A. Landshof, Michael M. Coleman and Dennis J. LaHood and met five
(5) times during 2000.

   During 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board, and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with except for
(i) the Company's outside directors which filed Form 5's to report transactions that were not filed as Form 4's in 2000 and (ii) the Company's director, Mr. Busby, which filed an amended Form 4.

                             ADDITIONAL INFORMATION

MANAGEMENT

   Set forth below is information regarding executive officers and key employees of the Company.

NAME                                     AGE                           POSITION
----                                     ---                           --------
Executive Officers *
Robert J. Petcavich, Ph.D.               46           Chairman of the Board and Chief Technical Officer
Richard C. Bernier                       54           CEO & President, and Acting Chief Financial Officer


* Biographical information about Dr. Petcavich and Mr. Bernier are set forth under Proposal 1 above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Stock as of February 1, 2001 by: (i) each director and nominee for director; (ii) each of the Executive Officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent (5%) of any class of the Company's Stock.

                                                                                BENEFICIAL OWNERSHIP
                                                                                             PERCENTAGE OF CLASS
TITLE OF CLASS  BENEFICIAL OWNER                                       NUMBER OF SHARES (1)         OWNED (2)
--------------- -----------------------------------------              --------------------  -------------------
    Common      Agway Holdings Inc. (3)                                     3,000,000              34.53%
                      P.O. Box 4933
                      Syracuse, NY 13221
    Common      Special Situations Private Equity Fund, L.P. (4)              882,751               9.26%
                      153 East 53rd Street, 55th Floor
                      New York, NY 10022
    Common      Robert J. Petcavich, Ph.D. (5)                                810,932               9.13%
                      9985 Businesspark Avenue
                      San Diego, CA 92131
    Common      Benchmark Capital Advisors, Inc. (6)                          805,900               9.28%
                      750 Lexington Avenue, 24th Floor
                      New York, NY 10022
    Common      Lorraine DiPaolo (7)                                          599,800**             6.90%**
                      750 Lexington Avenue, 24th Floor
                      New York, NY 10022
    Common      Richard Zorn (8)                                              684,300**             7.88%**
                      750 Lexington Avenue, 24th Floor
                      New York, NY 10022
    Common      Richard C. Bernier (9)                                         20,000                  *
    Common      H.M. Busby (10)                                               280,792               3.21%
    Common      Michael M. Coleman, Ph.D. (11)                                 52,200                  *
    Common      Dennis J. LaHood (12)                                          37,083                  *
    Common      Thomas A. Landshof (13)                                        51,000                  *
    Common      Peter J. O'Neill (14)                                          18,000                  *
    Common      Ronald B. Sunderland (15)                                      73,000                  *
    Common      All executive officers and directors as a group (16)        1,343,007              14.74%
   Series A     Special Situations Private Equity Fund, L.P.                  321,500             100.00%
  Preferred           153 East 53rd Street, 55th Floor
                      New York, NY 10022

----------------

*       Less than one percent.

**      Includes shares also reported by other persons on this Table. See
        Footnotes.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Percentage ownership is based upon 8,688,894 shares outstanding on February 1, 2001, and any shares issuable pursuant to securities convertible into or exercisable for shares of Common Stock by the person or group in question on February 1, 2001 or within 60 days thereafter. Percentage of Series A Convertible Preferred Stock is based upon 321,500 shares of Series A Convertible Preferred Stock outstanding as of February 1, 2001.

(3) Agway Holdings Inc. is an indirect wholly owned subsidiary of Agway, Inc. ("Agway"). Agway exercised its rights with respect to 500,000 of these warrants by purchasing 500,000 shares of Common Stock on March 3, 2000 and 1,000,000 of these warrants by purchasing 1,000,000 shares of Common Stock on November 14, 2000.

(4) Includes 42,072 shares of Common Stock, 378,235 shares of Common Stock issuable upon conversion of 321,500 shares of Series A Convertible Preferred Stock and 462,444 shares of Common Stock issuable upon exercise of a warrant within 60 days of February 1, 2001. Special Situations Private Equity Fund, L.P. is managed by its general partner MG Advisers, L.L.C., a New York limited liability company. The members of MG Advisers, L.L.C. are Austin W. Marxe and David M. Greenhouse, who are each deemed to beneficially own 882,751 shares of Common Stock by virtue of their ownership and control of MG Advisers, L.L.C.

(5) Includes 192,533 shares issuable upon exercise of options that are exercisable within 60 days of February 1, 2001.

(6) Benchmark Capital Advisors, Inc., ("Benchmark") by virtue of its investment discretion over accounts of its customers and acting through its executive officers, has the sole power to vote 805,900 shares.

(7) Ms. DiPaolo is the beneficial owner of 599,800 shares of Common Stock through the following: (i) her joint ownership with her husband of 121,600 shares of Common Stock; (ii) her ownership of the Benchmark Capital Advisors, Inc., a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934 and an investment advisor registered under the Investment Advisors Act of 1940, in accordance with Section 240.13d-1 (b) (1) (ii) (E), by virtue of Benchmark's investment discretion over accounts of its customers that hold 478,200 shares of Common Stock as of February 1, 2001.

(8) Mr. Zorn is the beneficial owner of 206,100 shares of Common Stock and by his affiliation with Benchmark has investment discretion over accounts of its customers that hold 478,200 shares of Common Stock as of February 1, 2001.

(9) Includes 10,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of February 1, 2001.

(10) Includes 48,200 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of February 1, 2001.

(11) Includes 48,200 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of February 2, 2001.

(12) Includes 37,083 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of February 1, 2001. Mr. LaHood is the President of the Country Products Group of Agway, Inc., the indirect parent company of Agway Holdings, Inc. Agway Holdings Inc., is the beneficial owner of 3,000,000 shares of Common Stock. Mr. LaHood is also an officer of Agway Holdings, Inc. As a result of his positions within Agway and Agway Holdings, Mr. LaHood has indirect shared voting power and indirect shared investment power of Agway's shares of Common Stock. Agway exercised its rights with respect to 500,000 of these warrants by purchasing 500,000 shares of Common Stock on March 3, 2000 and 1,000,000 of these warrants by purchasing 1,000,000 shares of Common Stock on November 14, 2000.

(13) Includes 51,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of February 1, 2001.

(14) Includes 18,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of February 1, 2001. Mr. O'Neill is the Senior Vice-President and Chief Financial Officer of Agway, Inc., the indirect parent company of Agway Holdings, Inc. Agway Holdings Inc., is the beneficial owner of 3,000,000 shares of Common Stock. As a result of his positions within Agway and Agway Holdings, Mr. O'Neill has indirect shared voting power and indirect shared investment power of Agway's shares of Common Stock. Agway exercised its rights with respect to 500,000 of these warrants by purchasing 500,000 shares of Common Stock on March 3, 2000 and 1,000,000 of these warrants by purchasing 1,000,000 shares of Common Stock on November 14, 2000.

(15) Includes 18,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of February 1, 2001.

(16) Includes 423,016 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of February 1, 2001.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

   Directors may be granted options to purchase Common Stock under the Company's 1995 Stock Option Plan (the "1995 Option Plan") and the 2000 Stock Incentive Plan ("2000 Incentive Plan"). During 2000, options to purchase of shares of the Company's Common Stock were granted to the Company's directors as follows: (i) in May 2000, the Board of Directors of the Company approved and granted non-statutory stock option grants to each non-employee director to purchase 18,000 shares of the Company's Common Stock at an exercise price of $2.50 per share, vesting fully at the date of grant; (ii) the Board of Directors approved and granted non-statutory stock option grants to Mr. Busby, Dr. Coleman, Mr. LaHood and Mr. Landshof to purchase 5,000 shares of the Company's Common Stock at an exercise price of $2.50 per share, vesting fully at the date of grant and
(iii) the Board of Directors approved and granted stock option grants to Mr. Connelly as compensation for past services rendered to the Company as advisor and director. In fiscal year 2001, each non-employee director will receive stock option grants as deemed appropriate by the Board of Directors.

   Directors are reimbursed for reasonable travel expenses incurred in connection with attendance at Board meetings, or any committee meetings, or otherwise in connection with their service as a director.

COMPENSATION OF EXECUTIVE OFFICERS

   The following table sets forth, for the fiscal years ended December 31, 2000, 1999, and 1998 certain compensation awarded or paid to, or earned by the Company's Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                        SHARES         ALL OTHER
                                                                                      UNDERLYING        COMPEN-
 NAME AND PRINCIPAL POSITION             YEAR       SALARY($)         BONUS($)        OPTIONS(#)       SATION($)
-----------------------------            ----      -----------      -----------       ----------      -----------
Robert J. Petcavich                      2000      $210,000         $     --               --         $  4,598(1)
  Chairman of the Board                  1999      $210,000         $ 25,000(2)            --         $  1,136(3)
  and Chief Technical Officer            1998      $201,000         $     --          125,000(4)      $    955(3)

Richard C. Bernier                       2000      $ 42,708(5)      $ 15,000(6)       160,000(7)      $  5,232(8)
  Chief Executive Officer and
  President


(1) Represents insurance premiums paid by the Company under a term life insurance policy insuring Dr. Petcavich and auto expense reimbursement.

(2) Includes $25,000 accrued as a bonus pursuant to a five-year employment agreement effective January 1, 1999, but paid in March 2000.

(3) Represents insurance premiums paid by the Company under a term life insurance policy insuring Dr. Petcavich.

(4) Represents an incentive stock option granted on November 18, 1998 with an exercise price of $1.65 (which is equal to 110% of the fair market value on the date of grant). Of the 125,000 shares, 25,000 vests immediately, 35,000 shall vest on the first anniversary, 35,000 on the second anniversary, and 30,000 on the third anniversary.

(5)     Represents a start date of October 16, 2000.

(6)     Includes signing bonus of 10,000 shares of Common Stock.

(7) Represents an option granted on October 17, 2000 with an exercise price of $1.50. Options shall vest in 10,000 shares increments at the end of each quarter beginning January 1, 2001.

(8) Represents temporary living expenses as allowed per employment agreement.

                        STOCK OPTION GRANTS AND EXERCISES

   The Company's Executive Officers are eligible for grants of options under the Company's 1995 Stock Option Plan (the "1995 Option Plan") and the 2000 Stock Incentive Plan (the "2000 Incentive Plan"). As of February 1, 2001, there were remaining 287,778 shares available for grant under the Option Plans.

   There were stock options granted to executive officers in 2000.

   The following table sets forth information with respect to the number of securities underlying unexercised options held by the Executive Officers as of December 31, 2000 and the value of unexercised in-the-money options (i.e., options for which the current fair market value of the Common Stock underlying such options exceeds the exercise price):

 AGGREGATED OPTION EXERCISES LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                       SHARES                      UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                     ACQUIRED ON       VALUE     OPTIONS AT FISCAL YEAR END      FISCAL YEAR END ($) (1)
NAME                 EXERCISE(#)     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                 -----------     --------    -----------   -------------   -----------   -------------
Robert J. Petcavich      -0-           -0-         192,533         30,000         $0             $0
Richard C. Bernier       -0-           -0-               0        160,000         $0             $0

(1) Calculated based on the estimated fair market value of the Company's Common Stock as of December 29, 2000, less the exercise price payable upon the exercise of such options. Such estimated fair market value as of December 29, 2000 was $0.563, the last price posted at the close of trading on December 29, 2000.

                      DESCRIPTION OF EMPLOYEE BENEFIT PLANS

2000 STOCK INCENTIVE PLAN

        Planet's 2000 Stock Incentive Plan was approved by Planet's shareholders at its annual meeting of shareholders on May 1, 2000. The Board of Directors reserved 500,000 shares of common stock for issuance under the 2000 Plan, together with any remaining shares of common stock eligible for issuance under the 1995 Stock Option plan expire unexercised. A committee consisting of Planet's Board of Directors or appointed Board members has the sole discretion to determine under which plan stock options and bonuses may be granted.

   The purpose of the 2000 Incentive Plan is similar to that of the 1995 Plan, which was to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company and to promote the success of the Company's business. As was the case under the 1995 Plan, under the 2000 Plan, Planet may grant or issue incentive stock options and non-statutory stock options to eligible participants, provided that incentive stock options may only be granted to employees of Planet. The 2000 Stock Incentive Plan also allows shares of common stock to be issued under a Stock Bonus Program through direct and immediate issuances. Similar to stock options granted under the Plan, stock bonus awards may be subjected to a vesting schedule determined by the Board of Directors. Option grants under both plans are discretionary. Options granted under both plans are subject to vesting as determined by the Board, provided that the option vests as to at least 20% of the shares subject to the option per year. The maximum term of a stock option under both plans is ten years, but if the optionee at the time of grant has voting power over more than 10% of the Company's outstanding capital stock, the maximum term is five years under both plans. Under both plans if an optionee terminates his or her service to Planet, such optionee may exercise only those option shares vested as of the date of termination, and must affect such exercise within the period of time after termination set forth in the optionee's option. The exercise price of incentive stock options granted under both plans must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. Under both plans the exercise price of options granted to an optionee who owns stock possessing more than 10% of the voting power of Planet's outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant. Payment of the exercise price may be made in cash, by delivery of other shares of the Company's common stock or by any other form of legal consideration that may be acceptable to the Board.

401(K) PLAN

   The Company provides a defined contribution 401(k) savings plan (the "401(k) Plan") in which all full-time employees of the Company are eligible to participate. Eligible employees may contribute up to fifteen percent (15%) of their pre-tax salary to the 401(k) Plan subject to IRS limitations. Company contributions to the 401(k) Plan are at the discretion of the Board of Directors. There were no Company contributions charged to operations related to the 401(k) Plan in 2000.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

   On November 18, 1998, the Company entered into a five-year employment agreement, effective January 1, 1999, with Dr. Petcavich. This agreement increases Dr. Petcavich's salary to $210,000 and provides that if Dr. Petcavich is terminated for any reason other than for cause during the term of employment, then he shall be engaged to perform services to the Company pursuant to a consulting agreement. On November 18, 1998, in connection with this employment agreement, the Company's Board of Directors also granted Dr. Petcavich an incentive stock option to purchase 125,000 shares of Common Stock at an exercise price of $1.65 per share under the 1995 Stock Option Plan.

   On October 17, 2000, the Company entered into a two-year employment agreement with Richard C. Bernier, who now serves as Planet's President and Chief Executive Officer. Planet may extend the employment term beyond the two-years for additional one-year terms. Planet must give at least 183 days notice before Mr. Bernier's employment may be terminated. Mr. Bernier's compensation consists of $205,000 as an annual salary, a signing bonus of 10,000 shares of Planet's common stock, a grant of a stock option to purchase 160,000 shares of common stock at an exercise price of $1.50 per share under the 2000 Stock Incentive Plan, and a year end bonus of 2.5% of each dollar of improvement in Planet's net losses in fiscal year ending December 31, 2001 compared to fiscal year ending December 31, 2000, in the first year of the employment and a year-end bonus of 2.5% of Planet's earnings before tax for any following years. Mr. Bernier's agreement also provides that if he is terminated for any reason other than for cause during the term of employment, then he shall be engaged to perform services to Planet pursuant to a consulting agreement.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since its inception in 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's current Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

   The affirmative vote of the holders of a majority of the shares presented in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

AUDIT FEES

       The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of Planet's annual financial statements for the year ended December 31, 1999 and the reviews of the financial statements included in Planet's Form 10-Q's for the year ended December 31, 1999 were $44,000.

       No fees were billed to Planet for professional services rendered by PricewaterhouseCoopers LLP relating to the design and implementation of Planet's financial information systems during the year ended December 31, 2000.

       The aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP to Planet for the year ended December 31, 2000 were $34,500.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On November 14, 2000, Planet agreed to sell, assign and transfer patent rights (the "Patent Transaction") to Planet's animal feed additives, fruit and vegetable coatings, and controlled-release fertilizer (the "Patents"), for a cash price of $250,000 and continuation of royalty payments equal to the payments Planet would otherwise be entitled to receive pursuant to its existing license agreement with Agway and the sublicense agreements related thereto, as such agree4ments may be amended from time to time by mutual agreement of the parties. Planet, in turn, agreed to pay Agway $150,000 in return for an exclusive worldwide royalty-free license to use and commercially exploit all right related to the Patents for all uses other than food and agricultural initiatives. As a result of the concurrent execution of the warrant exercise by Agway on November 14, 2000 and the Patent Transaction, and the Company's inability to establish separate fair values for the patent sale and sublicense, the net proceeds of $100,000 has been accounted for as additional proceeds from the issuance of Common Stock pursuant to the exercise of warrants in the accompanying financial statements.

   In November 1998, the Company and Agway entered into an agreement relating to the funding by Agway of a feasibility study (the "Feasibility Agreement") of the Company's polymer technology for use in agricultural products (other than fertilizers and certain biological products) and food products. Under the terms of the Feasibility Agreement, the Company is reimbursed for certain qualifying research and development costs relating to such applications. During 2000, the Company recorded reimbursable research and development costs of $174,872 from Agway under the Feasibility Agreement.

   Also in November 1998, the Company granted Agway an exclusive worldwide license in connection with the Company's technology for time-release coatings for a variety of agricultural and food products (the "License Agreement"). The License Agreement outlines the general terms and conditions for the rights granted Agway thereunder. The Company and Agway agreed to execute further sub-agreements specifying the royalties to be paid to the Company for Agway's use of the Company's technology with certain products. With respect to the licenses granted to Agway, the Company may receive royalties in 2001.

   Agway Holdings Inc., an indirect wholly owned subsidiary of Agway, is a beneficial owner of more than 10% of the Company's Common Stock since January 11, 1999.

                                  OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By order of the Board of Directors

                                          /s/ RICHARD C. BERNIER

                                          RICHARD C. BERNIER
                                          Chief Executive Officer and President


April 4, 2001

                                     ANNEX A

                             AUDIT COMMITTEE CHARTER

                         CHARTER OF THE AUDIT COMMITTEE

        The Audit Committee of PLANET POLYMER TECHNOLOGIES, INC. (the "Company") will assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with applicable laws and regulations. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the auditors.

        The Audit Committee shall consist solely of three independent Directors, each of whom will be proficient, or will become proficient within a reasonable period of time after such Director's appointment, at reading and understanding fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. Additionally, at least one member of the Audit Committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience, which would otherwise contribute to such member's financial sophistication. The Board of Directors will appoint a member of the Audit Committee as that Committee's Chairperson. The Committee will meet a minimum of four times a year to review the Company's interim financial statements.

        The Audit Committee shall be charged with the following functions:

        1. To recommend to the entire Board on an annual basis certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

        2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

        3. To review with the senior management of the Company and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, supplemental disclosures to regulatory agencies such as the Securities and Exchange Commission.

        4. To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

        5. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

        6. To review the Company's balance sheet, profit and loss statement and statements of cash flows and shareholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

        7. To review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

        8. To consult with the independent auditors and discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

        9. To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise between
                (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

        10. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

        11. To report to the Board from time to time, or whenever it shall be called upon to do so.

                Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting.

                The operation of the Audit Committee shall be subject to the Bylaws as in effect from time to time and Section 311 of the California Corporations Code.

        The Committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls, and the independent accountants have the responsibility for auditing the controls. The review of the financial statements by the Committee is not of the same quality as the audit performed by the independent accountants. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

PROXY                  PLANET POLYMER TECHNOLOGIES, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 7, 2001

   The undersigned shareholder of Planet Polymer Technologies, Inc., a California corporation, hereby acknowledges the receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Planet Polymer Technologies, Inc. to be held at the DoubleTree Hotel located at 14455 Penasquitos Drive, San Diego, California 92129, on May 7, 2001 at 9:00 a.m., local time, and hereby appoints ROBERT J. PETCAVICH and RICHARD C. BERNIER, and each of them, as attorneys and proxies of the undersigned, each with full power of substitution, to vote all of the shares of stock of PLANET POLYMER TECHNOLOGIES, INC. which the undersigned may be entitled to vote at such meeting, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW

PROPOSAL 1: To elect directors to hold office until next Annual Meeting of
            Shareholders and until their successors are elected.

  [ ] FOR all nominees listed below (except as marked to the contrary below).
           [ ] WITHHOLD AUTHORITY to vote all nominees listed below.

NOMINEES: Robert J. Petcavich, Ph.D., Richard C. Bernier, H.M. Busby, Michael M.
          Coleman, Ph.D., Dennis J. LaHood, Thomas A. Landshof, Peter J. O'Neill, Robert B. Sunderland.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------

                 (Continued and to be signed on the other side)

                          (Continued from other side)

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL 2: To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

THIS PROXY HAS BEEN SOLICITED BY OR FOR THE BENEFIT OF THE BOARD OF DIRECTORS OF THE COMPANY. I UNDERSTAND THAT I MAY REVOKE THIS PROXY ONLY BY WRITTEN INSTRUCTIONS TO THAT EFFECT, SIGNED AND DATED BY ME, WHICH MUST BE ACTUALLY RECEIVED BY THE COMPANY PRIOR TO THE COMMENCEMENT OF THE ANNUAL MEETING.

                                   Dated: _____________ ,2001


                                   ------------------------------------

                                   ------------------------------------
                                   Signature(s)

                                   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
            WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.